Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated July 23, 1996 included in the Form S-1 Registration Statement File No. 333-4613. It should be noted that we have not audited any financial statements of the company subsequent to June 30, 1996 or performed any audit procedures subsequent to the date of our report.

                       				   /s/ Arthur Andersen LLP
				                              Arthur Andersen LLP


Boston, Massachusetts
May 6, 1997